Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being directors or officers of Tyco International Ltd. (the “Company”), hereby constitutes and appoints Edward D. Breen, Chairman of the Board and Chief Executive Officer, Christopher J. Coughlin, Executive Vice President and Chief Financial Officer of the Company, Judith A. Reinsdorf, Executive Vice President and General Counsel of the Company, and John S. Jenkins, Vice President and Corporate Secretary of the Company, and each of them, his or her true and lawful attorney–in–fact, as agent with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign, or cause to be signed electronically, and file with the Securities and Exchange Commission (the “SEC”), one or more Registration Statements on Form S–8, and any amendments, subsequent registration statements or supplements thereto under the Securities Act of 1933, as amended, with respect to the offering of securities in connection with the proposed transaction with Broadview Home Security Holdings, Inc., and, with respect to Registration Statements on Form S-8 that the Company currently has on file (nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261 and 333-107488) to make any amendment thereto, or to deregister any securities registered thereunder, and with respect to any Registration Statement of the Company described above (or any deregistration), to file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post–effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration or deregistration, granting unto such attorney–in–fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys–in–fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Name	Title	Date

/s/ Edward D. Breen	Chairman of the Board and Chief Executive Officer	February 1, 2010
Edward D. Breen

/s/ Timothy M. Donahue	Director	January 25, 2010
Timothy M. Donahue

/s/ Brian Duperreault	Director	February 1, 2010
Brian Duperreault

/s/ Bruce S. Gordon	Director	February 1, 2010
Bruce S. Gordon

/s/ Rajiv L. Gupta	Director	February 1, 2010
Rajiv L. Gupta

Name	Title	Date

/s/ John A. Krol	Director	February 1, 2010
John A. Krol

/s/ Brendan R. O’Neill	Director	February 1, 2010
Brendan R. O’Neill

/s/ William S. Stavropoulos	Director	January 27, 2010
William S. Stavropoulos

/s/ Sandra S. Wijnberg	Director	February 1, 2010
Sandra S. Wijnberg

/s/ Jerome B. York	Director	February 1, 2010
Jerome B. York

/s/ R. David Yost	Director	January 26, 2010
R. David Yost